Exhibit 99.1

Genius Brands International Announces Reverse Stock Split in Preparation for Listing on National Stock Exchange

BEVERLY HILLS, CA--(Marketwired - November 07, 2016) - Genius Brands International, Inc. (GNUS) a global brand management company that creates and licenses multimedia content for children, announced today that it will effect a reverse stock split of its outstanding common stock at a one for three (1:3) ratio. The reverse stock split becomes effective on November 7, 2016 and the Company's common stock will begin trading on a post-split basis under the symbol "GNUSD" at the open of trading on Tuesday, November 8, 2016.

The reverse stock split is being implemented to facilitate the uplisting of the Company's common stock to The NASDAQ Capital Market ("NASDAQ"). Genius Brands International has applied for listing its common stock on NASDAQ, which has a minimum market (bid) price requirement for new applicants of $4.00 per share. Genius Brands International Chief Executive Officer Andy Heyward stated, "This stock split represents an important step in the process of uplisting to and trading on NASDAQ. We expect that having our stock listed there will bring many benefits to the Company and its investors, including broadening the appeal of our shares to institutional investors, increasing exposure of our shares and brand identity. We are now entering a period of extraordinary growth for several of our children's brands imminently coming to retail, as well as our channel, the 'Kid Genius Cartoon Channel', and we look forward to increasing exposure of our Company to institutional investors."

Genius Brands International common stock will be quoted on the OTCQB on a post-split basis under the symbol "GNUSD" for the earlier of 20 business days, or upon a successful listing on NASDAQ which can be as early as after 5 days of trading at or above $4 per share. At such time the symbol will revert back to GNUS. On the effective date of the reverse stock split, the CUSIP number of the Company's common stock will be changed to 37229T 301. Additional information regarding the reverse stock split is contained in the Company's Current Report on Form 8-K as filed with the SEC on November 7, 2016. There are no assurances that The NASDAQ Stock Market will approve the Company's application for listing its common stock even after the reverse stock split is effective.

About Genius Brands International

Headquartered in Beverly Hills, California, Genius Brands International, Inc. (OTCQB: GNUS) is a publicly traded global brand management company that creates and licenses positive value multimedia content for children. Led by award-winning creators and producers, the Company distributes its content worldwide in all formats, as well as a broad range of consumer products based on its characters. In the children's media sector, the Company's portfolio features "content with a purpose" for toddlers to tweens, which provides enrichment as well as entertainment, including new preschool property Rainbow Rangers; tween music-driven brand SpacePOP; preschool property debuting on Netflix Llama Llama; award-winning Baby Genius, re-launched with new entertainment and over 40 new products; adventure comedy Thomas Edison's Secret Lab®, available on Netflix, public broadcast stations and Genius Brands' Kid Genius channel on Comcast's Xfinity on Demand; Warren Buffett's Secret Millionaires Club, created with and starring iconic investor Warren Buffett. The Company is also co-producing an all-new adult animated series, Stan Lee's Cosmic Crusaders, with Stan Lee's Pow! Entertainment and The Hollywood Reporter. Additionally under Genius Brands' wholly owned subsidiary, A Squared Entertainment, the Company represents third-party properties, including From Frank, a humor greeting card and product line, and Celessence Technologies, the world's leading micro encapsulation company, across a broad range of categories in territories around the world. For additional information please visit www.gnusbrands.com.

Forward-Looking Statements:

Forward-Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, under the heading "Risk Factors," and other filings with the Securities and Exchange Commission (the "SEC"), not limited to risk factors relating to its patent business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

INVESTOR RELATIONS:

Robert Haag

IRTH Communications

1-866-976-4784

GNUS@irthcommunications